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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Franklin Bank Corp.

We consent to the inclusion in the Amendment No. 2 to Registration Statement
No. 333-108026 of Franklin Bank Corp. on Form S-1, our report dated February 20, 2003, related to the consolidated balance sheet of Highland Lakes Bancshares as of December 31, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended and to the reference to our firm under the heading "Experts" included in such Registration Statement.


/s/ LOCKART, ATCHLEY AND ASSOCIATES, LLP
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Lockart, Atchley and Associates, LLP
Austin, Texas
November 13, 2003